CORPORATE ACCESS NUMBER: 2024820637

BUSINESS CORPORATIONS ACT

CERTIFICATE OF

AMALGAMATION

SNDL INC.

IS THE RESULT OF AN AMALGAMATION FILED ON 2023/01/01.

Articles of Amalgamation For

SNDL INC.

Share Structure: Share Transfers Restrictions: Number of Directors: Min Number of Directors: Max Number of Directors: Business Restricted To: Business Restricted From: Other Provisions:	SEE SCHEDULE "A" ATTACHED NONE 1 15 NONE NONE SEE SCHEDULE "C" ATTACHED

Registration Authorized By:	JIM KEOUGH OFFICER

SCHEDULE "A"

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

1.
An unlimited number of Common shares, the holders of which are entitled:

(a)
to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)
to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any other classes of shares without being obliged to declare any dividends on the Common shares of the Corporation;

(c)
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the rema1n1ng property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation.

2.
An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a)
the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b)
the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a); and

(c)
if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE "C"

OTHER RULES OR PROVISIONS:

1. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2023/01/01

Corporate Access Number: 2024820637

Business Number:

Service Request Number:

Alberta Corporation Type:

Legal Entity Name:

Business Number:

French Equivalent Name:

Nuans Number:

Nuans Date:

French Nuans Number:

French Nuans Date:

REGISTERED ADDRESS

Street:

Legal Description:

City:

Province:

Postal Code:

RECORDS ADDRESS

Street:

Legal Description:

City:

Province:

Postal Code:

ADDRESS FOR SERVICE BY MAIL

Post Office Box:

City:

Province:

Postal Code:

Email Address:

Share Structure:

Share Transfers Restrictions:

Number of Directors:

Min Number Of Directors:

Max Number Of Directors:

Business Restricted To:

Business Restricted From:

Other Provisions:

38878702

Named Alberta Corporation

SNDL INC.

4000-421 7 AVE SW

CALGARY

ALBERTA

T2P4K9

4000-421 7 AVE SW

CALGARY

ALBERTA

T2P4K9

CAL-ANNUAL-DOCS@MCCARTHY.CA

SEE SCHEDULE "A" ATTACHED

NONE

1

15

NONE

NONE

SEE SCHEDULE "C" ATTACHED

Professional Endorsement Provided: Future Dating Required: Registration Date:	2023/01/01

Agent for Service

Agent for Service Type: Last Name: First Name: Middle Name: Firm Name: Street: City: Province: Postal Code: Email Address:	Primary BROWN JESSICA M. MCCARTHY TETRAULT LLP 4000, 421 - 7 AVENUE SW CALGARY ALBERTA T2P4K9 CAL-ANNUAL-DOCS@MCCARTHY.CA

Director

Last Name: First Name: Middle Name: Street/Box Number: City: Province: Postal Code: Country: Named On Stat Dec:	PINNEY BRYAN 4000, 421 - 7 AVENUE SW CALGARY ALBETA T2P4K9

Last Name: First Name: Middle Name: Street/Box Number: City: Province: Postal Code: Country: Named On Stat Dec:	GEORGE ZACHARY 4000, 421 - 7 AVENUE SW CALGARY ALBETA T2P4K9 Y

Last Name: First Name: Middle Name: Street/Box Number:	TURNBULL GREGORY G. 4000, 421 - 7 AVENUE SW

City: Province: Postal Code: Country: Named On Stat Dec:	CALGARY ALBETA T2P4K9

Last Name: First Name: Middle Name: Street/Box Number: City: Province: Postal Code: Country: Named On Stat Dec:	MILLS J. GREGORY 4000, 421 - 7 AVENUE SW CALGARY ALBETA T2P4K9

Last Name: First Name: Middle Name: Street/Box Number: City: Province: Postal Code: Country: Named On Stat Dec:	ELL LORI 4000, 421 - 7 AVENUE SW CALGARY ALBETA T2P4K9

Amalgamating Corporation

Corporate Access Number	Business Number	Legal Entity Name
2012627127	840747166	SNDL INC.
2024817625	843430919	ALCANNA INC.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Statutory Declaration	10000607142504094	2023/01/01
Other Rules or Provisions	ELECTRONIC	2023/01/01
Share Structure	ELECTRONIC	2023/01/01

Registration Authorized By:	JIM KEOUGH OFFICER

The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry.